                                                                   EXHIBIT 10.86



                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         THIS INSTRUMENT is executed as of the 15th day of May, 1997 by PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (the "Company").

                              Statement of Purpose

         The Company desires to establish the Pharmaceutical Product Development, Inc. Employee Stock Purchase Plan in order to provide eligible employees with the opportunity to purchase shares of the common stock of the Company and to thereby share in the continued growth and success of the Company.

         NOW, THEREFORE, the Company hereby establishes the PHARMACEUTICAL PRODUCT DEVELOPMENT, Inc. Employee Stock Purchase Plan effective as of July 1, 1997, consisting of the following Articles I through VIII:

                                    ARTICLE I
                   NAME, PURPOSE, CONSTRUCTION AND DEFINITIONS

         Section 1.1. Name. The Plan shall be known as the "Pharmaceutical Product Development, Inc. Employee Stock Purchase Plan."

         Section 1.2. Purpose. The purpose of the Plan is to provide Participants in the Plan with an opportunity to purchase Common Stock in the Company through payroll deductions and other contributions, thereby encouraging Participants to share in the economic growth and success of the Company through stock ownership.

         Section 1.3. Construction. Article, Section and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provi-sions hereof. If any provision of the Plan shall be invalid or unenforceable the remaining provisions shall nevertheless be valid, enforceable and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed and interpreted to remain such. The Plan shall be construed, administered, regulated and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of North Carolina.

         Section 1.4. Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) Beneficiary, with respect to a Participant, means such Participant's "Beneficiary" under the group term life insurance plan maintained by the Company.

                  (b) Board or Board of Directors means the Board of Directors of the Company or any Committee or Committees of said Board of Directors of the Company to which, and to the extent, said Board of Directors of the Company has delegated some or all of its power, authority, duties or responsibilities with respect to the Plan.

                  (c) Code means the Internal Revenue Code of 1986, as the same may be amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.

                  (d) Committee means the "Committee" as defined under the Retirement Savings Plan which is responsible for the administration of the Plan in accordance with Article VI hereof.

                  (e) Common Stock means shares of the $0.10 par value common stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 3.4.

                  (f) Company means Pharmaceutical Product Development, Inc., a North Carolina corporation.

                  (g) Compensation means "Contribution Compensation" as defined under the Retirement Savings Plan, except that Compensation under the Plan shall not be limited by Section 401(a)(17) of the Code.

                  (h) Effective Date means July 1, 1997.

                  (i) Employee means a person employed by the Company.

                  (j) Fair Market Value, with respect to a share of Common Stock from time to time, means (i) if the Common Stock is traded on the National Market System, the closing price of the Common Stock for the applicable date, as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, (ii) if the Common Stock is not traded on the National Market System but such Common Stock is listed on a national securities exchange, the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange on the applicable date during an Offering Period or, if there are no sales on said date, then on the next preceding date on which there were sales of Common Stock, (iii) if the Common Stock is not traded on the National Market System or listed on a national securities exchange, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the applicable date during an Offering Period or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iv) if the Common Stock is not traded on the National Market System or listed on a national securities exchange and quotations for the Common Stock are not reported by the National Association of Securities Dealers, Inc., the fair market value determined by the Committee on the basis of available prices for the Common Stock or in such manner as the Committee shall agree.

                  (k) Offering means the offering of shares of Common Stock to Participants pursuant to this Plan that occurs on each Offering Date.

                  (l) Offering Date means July 1, 1997 and each succeeding January 1 and July 1.

                  (m) Offering Period means the period from an Offering Date through the immediately succeeding Offering Date.

                  (n) Participant means an Employee who has become a Participant pursuant to Section 2.2 of the Plan.

                  (o) Plan means the Pharmaceutical Product Development, Inc. Employee Stock Purchase Plan, as set forth herein, together with any and all amendments thereto.

                  (p) Retirement Savings Plan means The Pharmaceutical Products Development, Inc. Retirement Savings Plan as in effect from time to time.

                  (q) Stock Purchase Account, with respect to a Participant, means the account established on the books and records of the Company for such Participant representing the payroll deductions credited to such account in accordance with the provisions of the Plan.

                                  ARTICLE II
                                PARTICIPATION

         Section 2.1. General. No person shall become a Participant unless or until such person is or becomes an Employee and upon or following satisfaction of the eligibility requirement set forth in the Plan. In addition, in no event shall any person be eligible to participate in the Plan before the Effective Date.

         Section 2.2. Participation Requirements.

         (a) Eligibility Requirement. An Employee shall satisfy the eligibility requirement for the Plan on the date the Employee is first employed by the Company, subject to the provisions of Section 2.2(c) below.

         (b) Commencement of Participation. Each person who satisfies the eligibility requirement of Section 2.2(a) on or before the Effective Date shall become a Participant in the Plan:

                  (1) on the Offering Date coinciding with the Effective Date, if such person is an Employee on such Offering Date; or

                  (2) if such person is not an Employee on such Offering Date, then on the first Offering Date coinciding with or next following the date (if any) on which such person again becomes an Employee after the Effective Date.

Each person who satisfies the eligibility requirement of Section 2.2(a) after the Effective Date shall become a Participant in the Plan:

                  (1) on the first Offering Date after such person satisfies the eligibility requirement, if such person is an Employee on such Offering Date; or

                  (2) if such person is not an Employee on such Offering Date, then on the first Offering Date coinciding with or next following the date (if any) on which such person again becomes an Employee.

         (c) Exclusions. Notwithstanding any provision of the Plan to the contrary, in no event shall the following persons be eligible to participate in the Plan:

                  (1) Any Employee whose customary employment with the Company is twenty (20) hours or less per week; or

                  (2) Any Employee whose customary employment with the Company is for not more than five (5) months in any calendar year.

         Section 2.3. Eligibility of Former Participants. If a person terminates employment with the Company after becoming a Participant and subsequently resumes employment with the Company, such person shall again become a Participant on the Offering Date coinciding with or next following such resumption of employment with the Company without having to satisfy again the eligibility requirement of Section 2.2(a).

                                   ARTICLE III
                            OFFERING OF COMMON STOCK

         Section 3.1. Reservation of Common Stock. The Board of Directors shall reserve five hundred thousand (500,000) shares of Common Stock for the Plan, subject to adjustment in accordance with Section 3.4. The aggregate number of shares of Common Stock which may be purchased under the Plan by Participants shall not exceed five hundred thousand (500,000) shares, subject to adjustment in accordance with Section 3.4.

         Section 3.2. Offering of Common Stock.

         (a) General. Subject to Section 3.2(b), each Participant in the Plan on an Offering Date shall be entitled to purchase shares of Common Stock on the last day of the Offering Period beginning with such Offering Date with the amounts deducted from such Participant's Compensation or otherwise contributed during such Offering Period pursuant to Article IV. The purchase price for such shares of Common Stock shall be determined under Section 3.3.

         (b) Limitations. Notwithstanding Section 3.2(a), the maximum number of shares of Common Stock a Participant may purchase pursuant to an Offering under
Section 3.2(a) shall be subject to the following limitations:

                  (1) If as of the Offering Date for such Offering such Participant owns (including stock which such Participant is considered to own under Section 425(d) of the Code) stock (including the Common Stock such Participant would be entitled to purchase pursuant to an Offering) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, then the maximum number of shares of Common Stock such Participant may purchase pursuant to such Offering shall be reduced so that the number of shares of Common Stock such Participant may purchase pursuant to such Offering when added to the number of shares of stock of the Company such Participant owns (including stock which such Participant is considered to own under Section 425(d) of the Code) (excluding the Common Stock such Participant would be entitled to purchase pursuant to such Offering) is less than five percent (5%) of the total combined voting power or value of all classes of stock of the Company; and

                  (2) If such Participant could acquire within the same calendar year as an Offering shares of stock of the Company under all "employee stock ownership plans" within the meaning of Section 423(b) of the Code sponsored by the Company (including the Common Stock such Participant would be entitled to purchase pursuant to such Offering) having a total fair market value (determined as of the date of such Offering) which exceeds Twenty-Five Thousand Dollars ($25,000), then the maximum number of shares such Participant may purchase pursuant to such Offering shall be reduced so that such total fair market value does not exceed Twenty-Five Thousand Dollars ($25,000).

         Section 3.3. Determination of Purchase Price for Offered Common Stock. The purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be equal to eighty-five percent (85%) of the lesser of:

                  (a) the Fair Market Value of a share of Common Stock as of the first day of the Offering Period for such Offering; or

                  (b) the Fair Market Value of a share of Common Stock as of the last day of the Offering Period for such Offering; provided, however, that in no event shall the purchase price be less than the par value of a share of Common Stock.

         Section 3.4. Effect of Certain Transactions. The number of shares of Common Stock reserved for the Plan pursuant to Section 3.1 and the determination under Section 3.3 of the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by Participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.


                                   ARTICLE IV
                               PAYROLL DEDUCTIONS

         Section 4.1. Payroll Deduction Elections. A Participant in the Plan (or a person who will become a Participant in the Plan on the next Offering Date if such person is an Employee on such Offering Date) who wishes to purchase shares of Common Stock to be offered to such Participant on the next Offering Date shall elect to have the Company deduct from the Compensation payable to such Participant during the Offering Period beginning on such

Offering Date any amount between one percent (1%) and fifteen percent (15%) of such Participant's Compensation, in whole multiples of one percent (1%). Such election shall be made by delivering to the Committee during the forty-five (45) day period preceding such Offering Date a written direction to make such deductions. Such election shall become effective as of the first day of such Participant's first pay period that begins on or after such Offering Date and shall remain effective for each successive pay period until changed or terminated pursuant to this Article IV. In addition, at any time during an Offering Period, a Participant may make additional contributions from the Participant's own funds towards the purchase of Common Stock under the Plan for such Offering Period. Such additional contributions must be made in cash or its equivalent under procedures established from time to time by the Committee.

         Section 4.2. Election to Increase or Decrease Payroll Deductions. Subject to Section 4.5, a Participant who has a payroll deduction election in effect under Section 4.1 may prospectively increase or decrease during an Offering Period the percentage amount of the deductions being made by the Company from such Participant's Compensation (including a decrease to zero (0)) by delivering to the Committee a written direction to make such change. Such change shall become effective as soon as practical after the Committee's receipt of such written direction and shall remain in effect until changed or terminated pursuant to this Article IV.

         Section 4.3. Termination of Election Upon Termination of Employment. The termination of employment of a Participant with the Company for any reason shall automatically terminate the election (if any) of such Participant to have amounts deducted from such Participant's Compensation pursuant to this Article IV that is then in effect. Such termination shall be effective immediately following the pay period during which such termination of employment occurs, but shall not affect the deduction from Compensation for that pay period.

         Section 4.4. Change or Termination Not Retroactively Effective. Neither the change nor the termination of any election to have amounts deducted from Compensation under this Article IV shall increase, decrease or otherwise affect the deduction from the Compensation of a Participant for any pay period ending prior to the effective date of such change or termination.

         Section 4.5. Form, Timing and Frequency of Elections. Any written direction by any Participant with respect to any deductions from Compensation pursuant to this Article IV shall be on a form furnished by the Committee for such purpose and shall be made by such Participant's completing, signing and filing such form with the Committee in the manner prescribed from time to time by the Committee. A Participant shall be permitted to increase or decrease the percentage amount of the deductions being made by the Company from such Participant's Compensation only once during an Offering Period; provided, however, a Participant may terminate the deductions being made by the Company from such Participant's Compensation at any time during an Offering Period notwithstanding any prior change in the amount of such Participant's Compensation deductions during such Offering Period.

                                  ARTICLE V
             STOCK PURCHASE ACCOUNTS AND PURCHASE OF COMMON STOCK

         Section 5.1. Stock Purchase Accounts. A Stock Purchase Account shall be established and maintained on the books and records of the Company for each Participant. Amounts deducted from a Participant's Compensation or otherwise contributed by the Participant pursuant to Article IV shall be credited to such Participant's Stock Purchase Account. No interest or other increment shall accrue or be payable to any Participant with respect to any amounts credited to such Stock Purchase Accounts. All amounts credited to such Stock Purchase Accounts shall be withdrawn, paid or applied toward the purchase of Common Stock pursuant to the provisions of this Article V.

         Section 5.2. Purchase of Common Stock.

         (a) General. As of the last day of each Offering Period, the amount to the credit of a Participant in such Participant's Stock Purchase Account shall be used to purchase from the Company on such Participant's behalf the largest number of whole shares of Common Stock which can be purchased at the price determined under Section 3.3 with the amount then credited to such Participant's Stock Purchase Account subject to the limitations set forth in Article III on the maximum number of shares of Common Stock such Participant may purchase. As of such date, such Participant's Stock Purchase Account shall be charged with the aggregate purchase price of the shares of Common Stock purchased on such Participant's behalf. The remaining balance

(if any) credited to such Participant's Stock Purchase Account shall be credited to such Participant's Stock Purchase Account for the immediately succeeding Offering; provided, however, if such Participant has withdrawn from the Plan pursuant to Section 5.3, such remaining balance shall be distributed to such Participant as soon as administratively practical.

         (b) Issuance of Common Stock. The shares of Common Stock purchased for a Participant on the last day of an Offering Period shall be deemed to have been issued by the Company for all purposes as of the close of business on such date. Prior to such date, none of the rights and privileges of a shareholder of the Company shall exist with respect to such shares of Common Stock. As soon as practicable after such date, the Company shall issue and deliver, or shall cause its stock transfer agent to issue and deliver, a certificate for the number of shares of Common Stock purchased for a Participant on such date, which such certificate shall be issued in the Participant's name.

         (c) Insufficient Common Stock Available. If as of the last day of any Offering Period, the aggregate Stock Purchase Accounts available for the purchase of shares of Common Stock pursuant to Section 5.2(a) would purchase a number of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, (i) the number of shares of Common Stock which would otherwise be purchased for each Participant on such date shall be reduced proportionately to the extent necessary to eliminate such excess, (ii) the remaining balance to the credit of each Participant in each such Participant's Stock Purchase Account shall be distributed to each such Participant and (iii) the Plan shall terminate automatically upon the distribution of the remaining balance in such Stock Purchase Accounts.

         Section 5.3. Withdrawal From Plan Prior to Purchase of Common Stock. In the event (i) a Participant terminates employment with the Company for any reason during an Offering Period, or (ii) a Participant terminates deductions from such Participant's Compensation pursuant to Article IV during an Offering Period and such Participant elects to withdraw in writing from the Plan, then the entire amount to the credit of such Participant in such Participant's Stock Purchase Account shall be distributed to such Participant (or if such Participant is deceased, to such Participant's Beneficiary) as soon as administratively practicable after such termination of employment or withdrawal (as the case may be). If a Participant terminates deductions from such Participant's Compensation pursuant to Article IV during an Offering Period but such Participant does not elect to withdraw in writing from the Plan, the amount to the credit of such Participant in such Participant's Stock Purchase Account shall be used to purchase shares of Common Stock for such Participant as of the last day of such Offering Period to the extent provided in Section 5.2(a) and the remaining balance in such Participant's Stock Purchase Account shall be distributed to such Participant as soon as administratively practicable. Notwithstanding the preceding sentence, if a Participant terminates deductions from such Participant's Compensation pursuant to Article IV during an Offering Period and the amount to the credit of such Participant in such Participant's Stock Purchase Account upon such termination of Compensation deductions does not exceed One Hundred Dollars ($100.00), then such Participant shall be deemed to have withdrawn from the Plan upon such termination of Compensation deductions for purposes of this Section 5.3.

                                   ARTICLE VI
                                   COMMITTEE

         Section 6.1. Organization of Committee. The Committee for purposes of the Plan shall be the "Committee" as defined under the Retirement Savings Plan. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether administerial or discretionary, as the Committee may deem expedient or appropriate. The Committee shall act by majority vote and may adopt such bylaws, rules and regulations as it deems desirable for the conduct of its affairs.

         Section 6.2. Powers of Committee. The Committee shall administer the Plan. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. It shall decide all questions relating to eligibility to participate in the Plan and to purchase Common Stock under the Plan. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

         Section 6.3. Expenses of Committee. The reasonable expenses of the Committee incurred by the Committee in the performance of its duties under the Plan, including without limitation reasonable counsel fees and the expenses of other agents, shall be paid by the Company.

         Section 6.4. Indemnification of Committee. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Committee from and against any and all liability, claims, demands, costs and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION

         Section 7.1. Amendment of Plan. The Company expressly reserve the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan for whatever reason(s) the Company may deem appropriate; provided, however, no amendment may without the approval of the shareholders of the Company (i) increase the number of shares of Common Stock reserved under the Plan, (ii) change the method of determining the purchase price for shares of Common Stock, (iii) materially increase the benefits accruing to Participants, or

(iv) materially change the eligibility requirement for participation of the Plan.

         Section 7.2. Termination of Plan. The Company expressly reserves the right, at any time and for whatever reason it deems appropriate, to terminate the Plan. Upon any termination of the Plan, the entire amount credited to the Stock Purchase Account of each Participant shall be distributed to each such Participant.

         Section 7.3. Effective Date and Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board of Directors and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8.1. Transferability of Rights. To the extent permitted by law, rights to purchase shares of Common Stock are exercisable only by the Participant to whom such rights are granted and are not transferable by such Participant other than by will or the laws of descent and distribution.

         Section 8.2. No Employment Rights. Participation in the Plan shall not give any employee of the Company any right to remain in the employ of the Company or upon termination of employment, any right or interest in the Plan except as expressly provided herein.

         Section 8.3. Compliance with Law. No shares of Common Stock shall be issued under the Plan prior to compliance by the

Company to the satisfaction of its counsel with any applicable laws.

         Section 8.4. Repurchase of Common Stock. The Company shall not be required to repurchase from any Participant any shares of Common Stock which such Participant acquires under this Plan.

         Section 8.5. Approval of Plan. The effectiveness of this Plan is subject to its approval by the shareholders of the Company at the annual meeting of the shareholders of the Company scheduled for May 1997. In the event that this Plan is not approved in accordance with the preceding sentence, all amounts deducted from the Compensation of Participants and credited to each Participant's Stock Purchase Account shall be refunded to each such Participant without interest as soon as administratively practicable.

         IN WITNESS WHEREOF, the Company have caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

                                       PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


                                       By: /s/ Fredric N. Eshelman
                                          -------------------------------------
                                       Name:  Fredric N. Eshelman
                                            -----------------------------------
                                       Title: Chief Executive Officer
                                             ----------------------------------

                                       "Company"